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                                                                  EXHIBIT 11

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                                  ENGINEERED SUPPORT SYSTEMS, INC.
                           STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                (IN THOUSANDS, EXCEPT PER SHARE DATA)

Year Ended October 31                                     2004              2003              2002
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
NET INCOME
    Continuing operations                               $75,909            $43,283           $27,666
    Discontinued operations                                                    125            (4,133)
                                                        -------            -------           -------
       Total                                            $75,909            $43,408           $23,533
                                                        =======            =======           =======

BASIC EARNINGS PER SHARE
    Average basic shares outstanding                     25,991             24,203            23,373
                                                        =======            =======           =======

    Continuing operations                                 $2.92              $1.79             $1.18
    Discontinued operations                                                                    (0.17)
                                                        -------            -------           -------
       Total                                              $2.92              $1.79             $1.01
                                                        =======            =======           =======

DILUTED EARNINGS PER SHARE
    Average basic shares outstanding                     25,991             24,203            23,373
    Net effect of dilutive stock options (1)              1,875              1,635               941
                                                        -------            -------           -------
    Average diluted shares outstanding                   27,866             25,838            24,314
                                                        =======            =======           =======

    Continuing operations                               $  2.72            $  1.68           $  1.14
    Discontinued operations                                                                    (0.17)
                                                        -------            -------           -------
       Total                                            $  2.72            $  1.68           $  0.97
                                                        =======            =======           =======

(1) Based on the treasury stock method
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NOTE: On October 31, 2003, the Company effected a 3-for-2 stock split in the form of a 50% stock dividend. All share and per share amounts included on this schedule reflect this stock split.
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